Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE THIRD QUARTER OF 2019

Key Developments:

•

The Liza Destiny floating production, storage and offloading vessel (FPSO) arrived at the Stabroek Block (Hess - 30 percent), offshore Guyana, in late August; production from Phase 1 is now targeted to startup in December 2019

•

A 14th discovery was announced on the Stabroek Block at the Tripletail-1 exploration well located approximately 3 miles northeast of the Longtail discovery; the Tripletail discovery adds to the previously announced estimate of gross discovered recoverable resources on the Stabroek Block of more than 6 billion barrels of oil equivalent

•	A discovery was announced at the Esox-1 exploration well in the Gulf of Mexico that will be a tie-back to the Tubular Bells production facilities; first oil is expected in the first quarter of 2020
•

Hess Corporation will receive approximately $275 million in cash and will own approximately 134 million units, or 47 percent, of Hess Midstream upon closing of its proposed acquisition of Hess Infrastructure Partners LP, expected in the fourth quarter of 2019

Financial and Operational Highlights:

•	Net loss was $205 million, or $0.68 per common share, compared with a net loss of $42 million, or $0.18 per common share, in the third quarter of 2018
•	Adjusted net loss[1] was $98 million, or $0.32 per common share, compared with adjusted net income of $29 million, or $0.06 per common share, in the third quarter of last year
•

Oil and gas net production averaged 290,000 barrels of oil equivalent per day (boepd), excluding Libya, up from 279,000 boepd in the third quarter of 2018; Bakken net production was 163,000 boepd, up 38 percent from 118,000 boepd in the prior-year quarter

•	Exploration and Production (E&P) capital and exploratory expenditures were $661 million, compared with $542 million in the prior-year quarter
•	Cash and cash equivalents, excluding Midstream, were $1.9 billion at September 30, 2019

2019 Updated Full Year Guidance:

•

Net production guidance, excluding Libya, increased to approximately 285,000 boepd, up from the previous guidance range of 275,000 boepd to 280,000 boepd; Bakken net production guidance increased to approximately 150,000 boepd, up from the previous guidance range of 140,000 boepd to 145,000 boepd

•	E&P capital and exploratory expenditures are projected to be $2.7 billion, down from previous guidance of $2.8 billion

[1]	“Adjusted net income (loss)” is a non‑GAAP financial measure. The definition of this non-GAAP measure and a reconciliation to its nearest GAAP equivalent measure appears on pages 7 and 8.

NEW YORK, October 30, 2019 — Hess Corporation (NYSE: HES) today reported a net loss of $205 million, or $0.68 per common share, in the third quarter of 2019, compared with a net loss of $42 million, or $0.18 per common share, in the third quarter of 2018.  On an adjusted basis, the Corporation reported a net loss of $98 million, or $0.32 per common share, in the third quarter of 2019, compared with an adjusted net income of $29 million, or $0.06 per common share, in the prior-year quarter.  The decrease in after-tax adjusted results primarily reflects lower realized selling prices, partially offset by reduced exploration expenses.

“We achieved strong operational performance once again this quarter, delivering higher production and lower capital and exploratory expenditures than previous guidance,” Chief Executive Officer John Hess said.  “In September, we announced our 14th discovery in the Stabroek Block at Tripletail, offshore Guyana and are now targeting December for first oil from the Liza-1 development.  We also just announced an oil discovery at the Esox-1 well, part of our focused exploration program in the deepwater Gulf of Mexico, which will be a low cost, high return tieback to Tubular Bells production facilities.”

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2019	2018	2019	2018
	(In millions, except per share amounts)

Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$(53)	$50	$124	$56
Midstream	39	30	111	88
Corporate, Interest and Other	(191)	(122)	(414)	(422)
Net income (loss) attributable to Hess Corporation	$(205)	$(42)	$(179)	$(278)
Net income (loss) per common share (diluted) (a)	$(0.68)	$(0.18)	$(0.61)	$(1.04)

Adjusted Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$(34)	$109	$121	$142
Midstream	39	30	111	88
Corporate, Interest and Other	(103)	(110)	(326)	(329)
Adjusted net income (loss) attributable to Hess Corporation	$(98)	$29	$(94)	$(99)
Adjusted net income (loss) per common share (diluted) (a)	$(0.32)	$0.06	$(0.33)	$(0.44)

Weighted average number of shares (diluted)	302.5	294.3	300.7	300.4
(a)	Calculated as net income (loss) attributable to Hess Corporation less preferred stock dividends, divided by weighted average number of diluted shares.

Exploration and Production:

E&P net loss was $53 million in the third quarter of 2019, compared with net income of $50 million in the third quarter of 2018.  On an adjusted basis, third quarter 2019 net loss was $34 million, compared with net income of $109 million in the prior-year quarter.  The Corporation’s average realized crude oil selling price, including the effect of hedging, was $56.03 per barrel in the third quarter of 2019, versus $66.08 per barrel in the prior-year quarter.  The average realized natural gas liquids (NGLs) selling price in the third quarter of 2019 was $9.41 per barrel, versus $24.29 per barrel in the prior-year quarter, while the average realized natural gas selling price was $3.81 per mcf, compared with $4.11 per mcf in the third quarter of 2018.

Net production, excluding Libya, was 290,000 boepd in the third quarter of 2019, up from third quarter 2018 net production of 279,000 boepd, or 269,000 boepd excluding assets sold.  The higher production was primarily driven by the Bakken, partially offset by hurricane-related downtime in the Gulf of Mexico and increased planned downtime at the Malaysia/Thailand Joint Development Area (JDA).  Libya net production was 22,000 boepd in the third quarter of 2019, compared with 18,000 boepd in the prior-year quarter.

Excluding items affecting comparability of earnings between periods, cash operating costs, which include operating costs and expenses, production and severance taxes, and E&P general and administrative expenses, were $12.13 per boe in the third quarter, compared with $11.41 per boe in the prior-year quarter, reflecting higher planned workover activity and the impact from selling our joint venture interests in the Utica natural gas shale play in the third quarter of 2018.  Income tax expense is comprised primarily of taxes in Libya.

Operational Highlights for the Third Quarter of 2019:

Bakken (Onshore U.S.):  Net production from the Bakken increased 38 percent to 163,000 boepd from 118,000 boepd in the prior-year quarter, with net oil production up 26 percent to 96,000 barrels of oil per day (bopd) from 76,000 bopd in the year-ago period, primarily due to increased drilling activity and new plug and perf completion design.  Natural gas and NGL production were also higher due to the increased drilling activity, as well as additional natural gas captured with the start-up of the Little Missouri 4 natural gas processing plant in late July and additional NGLs received under percentage of proceeds contracts resulting from lower NGL commodity pricing.  The Corporation operated six rigs in the third quarter, drilling 41 wells, completing 43 wells and bringing 33 new wells online.  Full year net production for the Bakken is expected to be approximately 150,000 boepd, which is up from the previous guidance range of 140,000 boepd to 145,000 boepd.

Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was 59,000 boepd, compared with 71,000 boepd in the prior-year quarter, primarily reflecting hurricane-related downtime that reduced third quarter 2019 net production by approximately 6,000 boepd, as well as higher planned maintenance.

The Corporation announced a discovery at the operated Esox-1 exploration well in Mississippi Canyon Block No. 726 (Hess - 57 percent), which was drilled to a depth of 4,609 feet and encountered approximately 191 feet of net pay in high-quality Miocene reservoirs.  The well will be completed and tied back to the Tubular Bells production facilities, with first oil expected in the first quarter of 2020.

Guyana (Offshore):  At the Stabroek Block, the operator, Esso Exploration and Production Guyana Limited, announced a 14th discovery at the Tripletail-1 exploration well, which encountered approximately 108 feet of high-quality oil-bearing sandstone reservoir and is located approximately 3 miles northeast of the Longtail discovery.  Additional hydrocarbon bearing reservoirs were subsequently encountered below the previously announced Tripletail discovery, which are still under evaluation.

The Liza Phase 1 development is now targeted to commence production in December of this year and will produce up to 120,000 gross bopd utilizing the Liza Destiny FPSO, which arrived in Guyana on August 29, 2019.  The Liza Phase 2 development was sanctioned in May 2019 and will use the Liza Unity FPSO to produce up to 220,000 gross bopd, with first oil expected by mid-2022.  Pending government approvals, a third development, Payara, is expected to produce up to 220,000 bopd with startup in 2023.

Exploration and development drilling activities continue on the Stabroek Block.  After completion of operations at Tripletail, the Noble Tom Madden drillship will next drill the Uaru-1 exploration well, located approximately 10 miles east of the Liza-1 well.  The Stena Carron drillship is continuing drilling and evaluation activity at Ranger-2.  The drillship will next conduct a production test at Yellowtail-1.  The Noble Bob Douglas drillship is currently conducting development drilling operations for the Liza Phase 1 project.  A fourth drillship, the Noble Don Taylor, is expected to arrive in Guyana in November 2019 and will drill the Mako-1 exploration well located approximately 6 miles south of the Liza-1 well.

Midstream:

The Midstream segment, comprised primarily of Hess Infrastructure Partners LP (HIP), our 50/50 midstream joint venture, had net income of $39 million in the third quarter of 2019, compared with net income of $30 million in the prior-year quarter.

In October 2019, Hess Midstream Partners LP (HESM) announced it will acquire HIP, including HIP’s 80 percent interest in HESM’s oil and gas midstream assets, HIP’s water services business and the outstanding economic general partner interest and incentive distribution rights in HESM.  In addition, HESM’s organizational structure will convert from a master limited partnership into an “Up-C” structure in which HESM’s public unitholders will receive newly issued securities in a new public entity to be named “Hess Midstream LP” (Hess Midstream).  Upon completion of the transaction, Hess Corporation will receive approximately $275 million in cash and will own approximately 134 million HESM units, or 47 percent of Hess Midstream on a consolidated basis.  The transaction, which is non-taxable to Hess Corporation, is expected to close in the fourth quarter of 2019, subject to customary closing conditions and regulatory approvals.

Corporate, Interest and Other:

After-tax expense for Corporate, Interest and Other was $191 million in the third quarter of 2019, compared with $122 million in the third quarter of 2018.  On an adjusted basis, after-tax expense was $103 million in the third quarter of 2019, compared with $110 million in the prior-year quarter.

Capital and Exploratory Expenditures:

E&P capital and exploratory expenditures were $661 million in the third quarter of 2019, compared with $542 million in the prior-year quarter, primarily reflecting increased drilling in the Bakken and greater activity in Guyana.

Midstream capital expenditures were $112 million in the third quarter of 2019, up from $83 million in the prior-year quarter.  Midstream investments in its 50/50 joint venture with Targa Resources were $10 million in the third quarter of 2019, compared with $26 million in the prior-year quarter.

Liquidity:

Excluding the Midstream segment, Hess Corporation had cash and cash equivalents of $1.9 billion and debt and finance lease obligations totaling $5.6 billion at September 30, 2019.  The Midstream segment had cash and cash equivalents of $7 million and total debt of $1,152 million at September 30, 2019.  The Corporation’s debt to capitalization ratio, including finance leases, was 40.0 percent at September 30, 2019 and 38.0 percent at December 31, 2018.

Net cash provided by operating activities was $443 million in the third quarter of 2019, up from $423 million in the third quarter of 2018.  Net cash provided by operating activities before changes in operating assets and liabilities2 was $522 million in the third quarter of 2019, compared with $681 million in the prior-year quarter.  Changes in operating assets and liabilities were a net outflow of $79 million in the third quarter of 2019 and a net outflow of $258 million in the year-ago quarter.

Items Affecting Comparability of Earnings Between Periods:

The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2019	2018	2019	2018
	(In millions)
Exploration and Production	$(19)	$(59)	$3	$(86)
Midstream	—	—	—	—
Corporate, Interest and Other	(88)	(12)	(88)	(93)
Total items affecting comparability of earnings between periods	$(107)	$(71)	$(85)	$(179)

Third Quarter 2019:  Corporate, Interest & Other included a noncash charge to recognize unamortized pension actuarial losses of $88 million ($88 million after-tax) resulting from the purchase of a single premium annuity contract using funds of the pension plan to settle a portion of the plan’s benefit obligations.  The charge is included in Other, net nonoperating income in the income statement.  E&P results included a pre-tax charge of $21 million ($19 million after-tax) related to a settlement on historical cost recovery balances in the JDA that will be paid in cash.  The charge is included in Marketing, including purchased oil and gas in the income statement.

Third Quarter 2018:  E&P results included a pre-tax charge of $73 million ($73 million after-tax) in connection with vacated office space, of which $57 million is included in General and administrative expenses and $16 million is included in Depreciation, depletion and amortization in the income statement.  In addition, E&P results included a pre-tax gain of $14 million ($14 million after-tax) from the sale of our joint venture interests in the Utica shale play.  As required under accounting standards,

[2]

“Net cash provided by (used in) operating activities before changes in operating assets and liabilities” is a non‑GAAP financial measure.  The definition of this non-GAAP measure and a reconciliation to its nearest GAAP equivalent measure appears on pages 7 and 8.

Corporate, Interest and Other results included an allocation of noncash income tax expense of $12 million to offset the recognition of a noncash income tax benefit recorded in other comprehensive income resulting from changes in fair value of crude oil hedge contracts.

Reconciliation of U.S. GAAP to Non-GAAP measures:

The following table reconciles reported net income (loss) attributable to Hess Corporation and adjusted net income (loss):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2019	2018	2019	2018
	(In millions)
Net income (loss) attributable to Hess Corporation	$(205)	$(42)	$(179)	$(278)
Less: Total items affecting comparability of earnings between periods	(107)	(71)	(85)	(179)
Adjusted net income (loss) attributable to Hess Corporation	$(98)	$29	$(94)	$(99)

The following table reconciles reported net cash provided by (used in) operating activities from net cash provided by (used in) operating activities before changes in operating assets and liabilities:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2019	2018	2019	2018
	(In millions)
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	$522	$681	$1,717	$1,541
Changes in operating assets and liabilities	(79)	(258)	(361)	(483)
Net cash provided by (used in) operating activities	$443	$423	$1,356	$1,058

Hess Corporation will review third quarter financial and operating results and other matters on a webcast at 10 a.m. today (EDT).  For details about the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.

Forward-looking Statements

Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended.  Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data.  Estimates and projections contained in this release are based on the Corporation’s current understanding and assessment based on reasonable assumptions.  Actual results may differ materially from these estimates and projections due to certain risk factors discussed in the Corporation’s periodic filings with the Securities and Exchange Commission (SEC) and other factors.

Non-GAAP financial measures

The Corporation has used non-GAAP financial measures in this earnings release.  “Adjusted net income (loss)” presented in this release is defined as reported net income (loss) attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods.  “Net cash provided by (used in) operating activities before changes in operating assets and liabilities” presented in this release is defined as Net cash provided by (used in) operating activities excluding changes in operating assets and liabilities.  Management uses adjusted net income (loss) to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations.  Management believes that net cash provided by (used in) operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt.  These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income (loss) or net cash provided by (used in) operating activities.  A reconciliation of reported net income (loss) attributable to Hess Corporation (U.S. GAAP) to adjusted net income (loss), and a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to net cash provided by (used in) operating activities before changes in operating assets and liabilities are provided in the release.

Cautionary Note to Investors

We use certain terms in this release relating to resources other than proved reserves, such as unproved reserves or resources.  Investors are urged to consider closely the oil and gas disclosures in Hess Corporation’s Form 10-K, File No. 1-1204, available from Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com.  You can also obtain this form from the SEC on the EDGAR system.

For Hess Corporation

Investor Contact:

Jay Wilson

(212) 536-8940

Media Contacts:

Lorrie Hecker

(212) 536-8250

Jamie Tully

Sard Verbinnen & Co

(312) 895-4700

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2019	2018	2019
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$1,580	$1,793	$1,660
Gains (losses) on asset sales, net	—	14	22
Other, net	(65)	21	15
Total revenues and non-operating income	1,515	1,828	1,697

Costs and expenses
Marketing, including purchased oil and gas	423	491	477
Operating costs and expenses	321	266	285
Production and severance taxes	47	47	46
Exploration expenses, including dry holes and lease impairment	40	169	43
General and administrative expenses	90	143	89
Interest expense	90	99	97
Depreciation, depletion and amortization	544	489	494
Total costs and expenses	1,555	1,704	1,531

Income (loss) before income taxes	(40)	124	166
Provision (benefit) for income taxes	119	121	132
Net income (loss)	(159)	3	34
Less: Net income (loss) attributable to noncontrolling interests	46	45	40
Net income (loss) attributable to Hess Corporation	(205)	(42)	(6)
Less: Preferred stock dividends	—	11	—
Net income (loss) attributable to Hess Corporation common stockholders	$(205)	$(53)	$(6)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Nine Months Ended September 30,
	2019	2018
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$4,812	$4,673
Gains (losses) on asset sales, net	22	32
Other, net	(23)	79
Total revenues and non-operating income	4,811	4,784

Costs and expenses
Marketing, including purchased oil and gas	1,308	1,299
Operating costs and expenses	872	842
Production and severance taxes	132	128
Exploration expenses, including dry holes and lease impairment	117	271
General and administrative expenses	266	382
Interest expense	285	300
Loss on debt extinguishment	—	53
Depreciation, depletion and amortization	1,536	1,350
Total costs and expenses	4,516	4,625

Income (loss) before income taxes	295	159
Provision (benefit) for income taxes	345	308
Net income (loss)	(50)	(149)
Less: Net income (loss) attributable to noncontrolling interests	129	129
Net income (loss) attributable to Hess Corporation	(179)	(278)
Less: Preferred stock dividends	4	34
Net income (loss) attributable to Hess Corporation common stockholders	$(183)	$(312)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	September 30,	December 31,
	2019	2018
Balance Sheet Information

Cash and cash equivalents	$1,863	$2,694
Other current assets	1,535	1,765
Property, plant and equipment – net	16,459	16,083
Operating lease right-of-use assets – net	527	—
Finance lease right-of-use assets – net	308	—
Other long-term assets	949	891
Total assets	$21,641	$21,433

Current maturities of long-term debt	$15	$67
Current portion of operating and finance lease obligations	259	—
Other current liabilities	2,070	2,136
Long-term debt	6,526	6,605
Long-term operating lease obligations	372	—
Long-term finance lease obligations	242	—
Other long-term liabilities	1,973	1,737
Total equity excluding other comprehensive income (loss)	9,691	9,935
Accumulated other comprehensive income (loss)	(776)	(306)
Noncontrolling interests	1,269	1,259
Total liabilities and equity	$21,641	$21,433

	September 30,	December 31,
	2019	2018 (a)
Total Debt

Hess Corporation	$5,389	$5,691
Midstream (b)	1,152	981
Hess Consolidated	$6,541	$6,672

(a)  Prior to adoption of ASC 842, Leases, finance lease obligations were included in debt.

(b)  Midstream debt is non-recourse to Hess Corporation.

	September 30,	December 31,
	2019	2018
Debt to Capitalization Ratio (a)

Hess Consolidated	40.0%	38.0%

(a)  Includes finance lease obligations.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Interest Expense

Gross interest expense – Hess Corporation	$88	$89	$267	$269
Less: Capitalized interest – Hess Corporation	(11)	(5)	(27)	(14)
Interest expense – Hess Corporation	77	84	240	255
Interest expense – Midstream (a)	13	15	45	45
Interest expense – Consolidated	$90	$99	$285	$300

(a)  Midstream interest expense is reported in the Midstream operating segment.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2019	2018	2019
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$(159)	$3	$34
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	—	(14)	(22)
Depreciation, depletion and amortization	544	489	494
Exploratory dry hole costs	—	119	—
Exploration lease and other impairment	3	8	4
Pension settlement loss	88	—	—
Stock compensation expense	18	21	21
Noncash (gains) losses on commodity derivatives, net	29	49	29
Provision (benefit) for deferred income taxes and other tax accruals	(1)	6	—
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	522	681	560
Changes in operating assets and liabilities	(79)	(258)	115
Net cash provided by (used in) operating activities	443	423	675

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(635)	(472)	(564)
Additions to property, plant and equipment - Midstream	(74)	(68)	(60)
Payments for Midstream equity investments	(10)	(26)	(16)
Proceeds from asset sales, net of cash sold	—	574	22
Other, net	(2)	(3)	1
Net cash provided by (used in) investing activities	(721)	5	(617)

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	16	—	(39)
Debt with maturities of greater than 90 days:
Repayments	(3)	(19)	(2)
Payments on finance lease obligations	(2)	—	(22)
Common stock acquired and retired	—	(230)	—
Cash dividends paid	(77)	(86)	(76)
Noncontrolling interests, net	(14)	(13)	(14)
Other, net	13	16	3
Net cash provided by (used in) financing activities	(67)	(332)	(150)

Net Increase (Decrease) in Cash and Cash Equivalents	(345)	96	(92)
Cash and Cash Equivalents at Beginning of Period	2,208	2,908	2,300
Cash and Cash Equivalents at End of Period	$1,863	$3,004	$2,208

Additions to Property, Plant and Equipment included within Investing Activities:
Capital expenditures incurred	$(736)	$(583)	$(694)
Increase (decrease) in related liabilities	27	43	70
Additions to property, plant and equipment	$(709)	$(540)	$(624)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Nine Months Ended September 30,
	2019	2018
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$(50)	$(149)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	(22)	(32)
Depreciation, depletion and amortization	1,536	1,350
Exploratory dry hole costs	—	132
Exploration lease and other impairment	14	28
Pension settlement loss	88	—
Stock compensation expense	66	53
Noncash (gains) losses on commodity derivatives, net	87	134
Provision (benefit) for deferred income taxes and other tax accruals	(2)	(28)
Loss on debt extinguishment	—	53
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	1,717	1,541
Changes in operating assets and liabilities	(361)	(483)
Net cash provided by (used in) operating activities	1,356	1,058

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(1,720)	(1,265)
Additions to property, plant and equipment - Midstream	(284)	(168)
Payments for Midstream equity investments	(33)	(67)
Proceeds from asset sales, net of cash sold	22	607
Other, net	(3)	(8)
Net cash provided by (used in) investing activities	(2,018)	(901)

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	176	—
Debt with maturities of greater than 90 days:
Repayments	(8)	(610)
Payments on finance lease obligations	(47)	—
Common stock acquired and retired	(25)	(1,120)
Cash dividends paid	(241)	(262)
Noncontrolling interests, net	(41)	(36)
Other, net	17	28
Net cash provided by (used in) financing activities	(169)	(2,000)

Net Increase (Decrease) in Cash and Cash Equivalents	(831)	(1,843)
Cash and Cash Equivalents at Beginning of Period	2,694	4,847
Cash and Cash Equivalents at End of Period	$1,863	$3,004

Additions to Property, Plant and Equipment included within Investing Activities:
Capital expenditures incurred	$(2,072)	$(1,544)
Increase (decrease) in related liabilities	68	111
Additions to property, plant and equipment	$(2,004)	$(1,433)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2019	2018	2019
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$350	$245	$322
Offshore and Other	107	94	139
Total United States	457	339	461
Guyana	161	110	167
Malaysia and JDA	24	30	25
Other	19	63	11
E&P Capital and exploratory expenditures	$661	$542	$664

Total exploration expenses charged to income included above	$37	$42	$39

Midstream Capital expenditures	$112	$83	$69

	Nine Months Ended September 30,
	2019	2018
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$943	$653
Offshore and Other	298	304
Total United States	1,241	957
Guyana	509	255
Malaysia and JDA	81	99
Other	36	140
E&P Capital and exploratory expenditures	$1,867	$1,451

Total exploration expenses charged to income included above	$103	$111

Midstream Capital expenditures	$308	$204

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Third Quarter 2019
Income Statement	United States		International	Total

Total revenues and non-operating income
Sales and other operating revenues	$1,212		$368	$1,580
Other, net	—		17	17
Total revenues and non-operating income	1,212		385	1,597

Costs and expenses
Marketing, including purchased oil and gas (a)	423		30	453
Operating costs and expenses	182		69	251
Production and severance taxes	46		1	47
Midstream tariffs	182		—	182
Exploration expenses, including dry holes and lease impairment	27		13	40
General and administrative expenses	42		9	51
Depreciation, depletion and amortization	390		117	507
Total costs and expenses	1,292		239	1,531

Results of operations before income taxes	(80)		146	66
Provision (benefit) for income taxes	—		119	119
Net income (loss) attributable to Hess Corporation	$(80)	(b)	$27	$(53)

	Third Quarter 2018
Income Statement	United States		International	Total

Total revenues and non-operating income
Sales and other operating revenues	$1,394		$399	$1,793
Gains (losses) on asset sales, net	14		—	14
Other, net	5		7	12
Total revenues and non-operating income	1,413		406	1,819

Costs and expenses
Marketing, including purchased oil and gas (a)	490		16	506
Operating costs and expenses	153		62	215
Production and severance taxes	46		1	47
Midstream tariffs	169		—	169
Exploration expenses, including dry holes and lease impairment	33		136	169
General and administrative expenses	100		6	106
Depreciation, depletion and amortization	343		114	457
Total costs and expenses	1,334		335	1,669

Results of operations before income taxes	79		71	150
Provision (benefit) for income taxes	(21)		121	100
Net income (loss) attributable to Hess Corporation	$100	(c)	$(50)	$50
(a)	Includes amounts charged from the Midstream segment.
(b)	After-tax gains from realized crude oil hedging activities totaled $2 million (noncash premium amortization: $29 million; cash received: $31 million).
(c)	After-tax losses from realized crude oil hedging activities totaled $49 million (noncash premium amortization: $49 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Second Quarter 2019
Income Statement	United States		International	Total

Total revenues and non-operating income
Sales and other operating revenues	$1,271		$389	$1,660
Gains (losses) on asset sales, net	22		—	22
Other, net	(1)		8	7
Total revenues and non-operating income	1,292		397	1,689

Costs and expenses
Marketing, including purchased oil and gas (a)	479		19	498
Operating costs and expenses	159		72	231
Production and severance taxes	43		3	46
Midstream tariffs	165		—	165
Exploration expenses, including dry holes and lease impairment	24		19	43
General and administrative expenses	41		7	48
Depreciation, depletion and amortization	348		111	459
Total costs and expenses	1,259		231	1,490

Results of operations before income taxes	33		166	199
Provision (benefit) for income taxes	—		131	131
Net income (loss) attributable to Hess Corporation	$33	(b)	$35	$68
(a)	Includes amounts charged from the Midstream segment.
(b)	After-tax losses from realized crude oil hedging activities totaled $14 million (noncash premium amortization: $29 million; cash received: $15 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Nine Months Ended September 30, 2019
Income Statement	United States		International	Total

Total revenues and non-operating income
Sales and other operating revenues	$3,716		$1,096	$4,812
Gains (losses) on asset sales, net	22		—	22
Other, net	1		43	44
Total revenues and non-operating income	3,739		1,139	4,878

Costs and expenses
Marketing, including purchased oil and gas (a)	1,342		43	1,385
Operating costs and expenses	499		196	695
Production and severance taxes	126		6	132
Midstream tariffs	509		—	509
Exploration expenses, including dry holes and lease impairment	73		44	117
General and administrative expenses	120		21	141
Depreciation, depletion and amortization	1,075		355	1,430
Total costs and expenses	3,744		665	4,409

Results of operations before income taxes	(5)		474	469
Provision (benefit) for income taxes	—		345	345
Net income (loss) attributable to Hess Corporation	$(5)	(b)	$129	$124

	Nine Months Ended September 30, 2018
Income Statement	United States		International	Total

Total revenues and non-operating income
Sales and other operating revenues	$3,569		$1,104	$4,673
Gains (losses) on asset sales, net	14		13	27
Other, net	16		20	36
Total revenues and non-operating income	3,599		1,137	4,736

Costs and expenses
Marketing, including purchased oil and gas (a)	1,299		44	1,343
Operating costs and expenses	524		179	703
Production and severance taxes	125		3	128
Midstream tariffs	483		—	483
Exploration expenses, including dry holes and lease impairment	92		179	271
General and administrative expenses	184		19	203
Depreciation, depletion and amortization	927		322	1,249
Total costs and expenses	3,634		746	4,380

Results of operations before income taxes	(35)		391	356
Provision (benefit) for income taxes	(39)		339	300
Net income (loss) attributable to Hess Corporation	$4	(c)	$52	$56
(a)	Includes amounts charged from the Midstream segment.
(b)	After-tax gains from realized crude oil hedging activities totaled $3 million (noncash premium amortization: $87 million; cash received: $90 million).
(c)

After-tax losses from realized crude oil hedging activities totaled $129 million (noncash premium amortization: $124 million; cash paid:  $5 million).  After-tax losses from unrealized crude oil hedging activities totaled $10 million.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Third	Third	Second
	Quarter	Quarter	Quarter
	2019	2018	2019
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota (a)	96	78	87
Offshore	40	50	46
Total United States	136	128	133
Denmark	6	7	6
Libya	20	16	18
Malaysia and JDA	4	4	4
Total	166	155	161

Natural gas liquids - barrels
United States
North Dakota (a)	47	31	38
Offshore	5	6	5
Other (b)	—	3	—
Total United States	52	40	43

Natural gas - mcf
United States
North Dakota (a)	125	76	103
Offshore	84	89	83
Other (b)	—	43	—
Total United States	209	208	186
Denmark	6	8	6
Libya	12	10	11
Malaysia and JDA	336	385	332
Total	563	611	535

Barrels of oil equivalent	312	297	293
(a)	Net production from the Bakken was 163,000 boepd in the third quarter of 2019, 118,000 boepd in the third quarter of 2018 and 140,000 boepd in the second quarter of 2019.
(b)	The Corporation sold its joint venture interests in the Utica shale play in August 2018. Net production was 10,000 boepd in the third quarter of 2018.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Nine Months Ended September 30,
	2019	2018
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota (a)	89	74
Offshore	45	39
Total United States	134	113
Denmark	6	6
Libya	19	18
Malaysia and JDA	4	4
Total	163	141

Natural gas liquids - barrels
United States
North Dakota (a)	40	31
Offshore	5	5
Other (b)	—	3
Total United States	45	39

Natural gas - mcf
United States
North Dakota (a)	102	75
Offshore	87	59
Other (b)	—	52
Total United States	189	186
Denmark	6	8
Libya	12	12
Malaysia and JDA	349	351
Total	556	557

Barrels of oil equivalent	301	273
(a)	Net production from the Bakken was 144,000 boepd in the first nine months of 2019 and 114,000 boepd in the first nine months of 2018.
(b)	The Corporation sold its joint venture interests in the Utica shale play August 2018. Net production was 12,000 boepd in the first nine months of 2018.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Third	Third	Second
	Quarter	Quarter	Quarter
	2019	2018	2019
Sales Volumes Per Day (in thousands) (a)

Crude oil - barrels	169	153	166
Natural gas liquids - barrels	52	40	43
Natural gas - mcf	563	611	535
Barrels of oil equivalent	315	295	298

Sales Volumes (in thousands) (a)

Crude oil - barrels	15,593	14,085	15,061
Natural gas liquids - barrels	4,756	3,696	3,931
Natural gas - mcf	51,782	56,251	48,638
Barrels of oil equivalent	28,979	27,156	27,098

	Nine Months Ended September 30,
	2019	2018
Sales Volumes Per Day (in thousands) (a)

Crude oil - barrels	163	139
Natural gas liquids - barrels	45	39
Natural gas - mcf	556	557
Barrels of oil equivalent	301	271

Sales Volumes (in thousands) (a)

Crude oil - barrels	44,594	38,155
Natural gas liquids - barrels	12,318	10,624
Natural gas - mcf	151,855	151,946
Barrels of oil equivalent	82,221	74,103
(a)	Sales volumes from purchased crude oil, natural gas liquids, and natural gas are not included in the sales volumes reported.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Third	Third	Second
	Quarter	Quarter	Quarter
	2019	2018	2019
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$53.03	$62.92	$56.08
Offshore	58.72	66.62	62.23
Total United States	54.72	64.38	58.22
Denmark	63.13	74.71	70.27
Libya	62.28	73.34	69.87
Malaysia and JDA	58.55	73.67	66.88
Worldwide	56.03	66.08	60.45

Crude oil - per barrel (excluding hedging)
United States
Onshore	$52.88	$66.76	$57.19
Offshore	58.56	70.44	63.42
Total United States	54.57	68.22	59.36
Denmark	63.13	74.71	70.27
Libya	62.28	73.34	69.87
Malaysia and JDA	58.55	73.67	66.88
Worldwide	55.91	69.22	61.37

Natural gas liquids - per barrel
United States
Onshore	$9.55	$22.99	$12.16
Offshore	7.93	31.27	12.32
Worldwide	9.41	24.29	12.18

Natural gas - per mcf
United States
Onshore	$1.32	$1.99	$1.41
Offshore	1.89	2.22	2.19
Total United States	1.55	2.09	1.76
Denmark	3.74	3.55	3.74
Libya	5.11	5.21	5.78
Malaysia and JDA	5.18	5.23	5.08
Worldwide	3.81	4.11	3.92

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Nine Months Ended September 30,
	2019	2018
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$53.74	$59.54
Offshore	60.12	63.49
Total United States	55.88	60.90
Denmark	67.37	72.37
Libya	65.08	71.14
Malaysia and JDA	61.55	70.68
Worldwide	57.48	62.89

Crude oil - per barrel (excluding hedging)
United States
Onshore	$53.65	$63.38
Offshore	60.03	67.29
Total United States	55.79	64.72
Denmark	67.37	72.37
Libya	65.08	71.14
Malaysia and JDA	61.55	70.68
Worldwide	57.41	65.98

Natural gas liquids - per barrel
United States
Onshore	$12.96	$21.27
Offshore	12.95	27.63
Worldwide	12.96	22.01

Natural gas - per mcf
United States
Onshore	$1.64	$2.14
Offshore	2.21	2.18
Total United States	1.90	2.15
Denmark	3.84	3.50
Libya	5.32	6.40
Malaysia and JDA	5.18	4.91
Worldwide	4.06	4.00

The following is a summary of the Corporation’s outstanding West Texas Intermediate hedging program:

2019
Barrels of oil per day	95,000
Monthly floor price of put options	$60
Contract Period	October 1 – December 31